UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 7, 2008
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

ITEM 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

ITEM 3.02.  Unregistered Sales of Equity Securities

Settlement Agreement

On April 7, 2008, Ford Motor Company ("Ford"), the International Union, United Automobile, Aerospace and Agricultural Workers of America (the "UAW") and the class representatives of former UAW-represented Ford employees (the "Class") in Int'l Union, UAW, et al. v. Ford Motor Company, Civil Action No. 07-14845 (E.D. Mich. filed Nov. 9, 2007) filed with the court a Settlement Agreement dated March 28, 2008 (the "Settlement Agreement").  If approved by the Court, the Settlement Agreement will effectuate the transactions contemplated by the November 3, 2007 Memorandum of Understanding – Post Retirement Medical Care (the "MOU") between Ford and the UAW, which was ratified on November 14, 2007, in conjunction with a new national collective bargaining agreement governing the wages, hours and terms and conditions of employment for UAW-represented employees of Ford (the "National Agreement").  For a more specific description of the terms of the MOU, see Ford's Current Report on Form 8-K filed on November 15, 2007.  A copy of the Settlement Agreement is attached to this Form 8-K as Exhibit 10.1, and the following description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement.

The Settlement Agreement provides that on the later of December 31, 2009, final court approval of the Settlement Agreement, and Ford's completion of discussions with the Securities and Exchange Commission ("SEC") regarding satisfactory accounting treatment, a new retiree health care plan (the "New Plan"), to be funded by a new Voluntary Employee Beneficiary Association trust (the "New VEBA"), will be permanently responsible for providing retiree health care benefits to covered UAW employees.  Ford will fund the New VEBA through a number of sources, including funds that are currently in existing voluntary employee beneficiary association trusts, Ford-issued convertible and term notes, and cash on hand.  The parties to the Settlement Agreement have acknowledged that Ford's obligations to pay into the New VEBA are fixed and capped as provided in the Settlement Agreement and that Ford is not responsible for, and does not provide a guarantee of:  (1) the payment for future benefits to plan participants, (2) the asset returns of the funds in the New VEBA, or (3) the sufficiency of assets in the New VEBA to fully pay the obligations of the New VEBA or the New Plan.

In addition, effectiveness of the Settlement Agreement is conditioned upon each of the following:  (1) issuance of a class certification order by the United States District Court for the Eastern District of Michigan (the "Court") that defines the class in the same manner as Class is defined in the Settlement Agreement; (2)  Court approval of the Settlement Agreement in a form acceptable to Ford, the UAW and the Class; (3) successful completion of discussions between Ford and the SEC regarding satisfactory accounting treatment.  The Settlement Agreement may be terminated by any party upon thirty (30) days notice if, among other reasons, satisfactory class certification or Court approval has been received and such certification or Court approval is subsequently overturned on appeal.  Ford may immediately terminate the Settlement Agreement if, after discussions with the SEC, Ford does not believe that the accounting treatment for the New VEBA and the New Plan is satisfactory.

Convertible Note

On April 9, 2008, pursuant to the Settlement Agreement, Ford issued $3,334,000,000 principal amount of its 5.75% Senior Convertible Notes Due 2013 (the "Convertible Note") to Ford – UAW Holdings LLC, a Delaware limited liability company of which Ford is the sole member ("Ford – UAW Holdings").  The Convertible Note was issued to Ford – UAW Holdings in an unregistered transaction in accordance with an exemption under Section 4(2) of the Securities Act of 1933, as amended.  The form of the Convertible Note is attached to this Form 8-K as Exhibit 10.2, and the following description of the Convertible Note is qualified in its entirety by reference to the Convertible Note.

Ford – UAW Holdings will hold the Convertible Note until it is transferred to the New VEBA in accordance with the terms of the Settlement Agreement.  Interest on the Convertible Note is payable semiannually.  In accordance with the Settlement Agreement, Ford – UAW Holdings will transfer any interest it receives on the Convertible Note to a temporary asset account maintained by Ford or Ford – UAW Holdings (the "TAA").  The funds in the TAA will be transferred to the New VEBA in accordance with the terms of the Settlement Agreement.

The Convertible Note was issued pursuant to an Indenture dated as of January 30, 2002 (the "Indenture"), as supplemented by the Second Supplemental Indenture dated as of January 1, 2008 (the "Second Supplemental Indenture"), each being between Ford and The Bank of New York, as successor trustee to JPMorgan Chase Bank.  The form of Indenture was filed as Exhibit 4.1 to Ford's Registration Statement No. 333-75214 filed with the SEC; the Second Supplemental Indenture is attached to this Form 8-K as Exhibit 10.3.  The following descriptions of the Indenture and the Second Supplemental Indenture are qualified in their entirety by reference to the Indenture and the Second Supplemental Indenture, respectively.  The Convertible Note matures on January 1, 2013 and will constitute a part of Ford's senior debt and will rank equally with all of Ford's other unsecured and unsubordinated debt.  Ford may redeem the Convertible Note, in whole or in part, at any time after January 1, 2011 in cash at a price equal to 100% of the principal amount to be redeemed plus (1) accrued and unpaid interest and (2) an additional redemption adjustment amount under certain circumstances.

The Convertible Note will be initially convertible, subject to certain conditions, into shares of Ford Common Stock ($.01 par value per share) at a conversion rate of 108.6956 shares of Ford Common Stock per $1,000 principal amount of the Convertible Note, representing an initial effective conversion price of $9.20 per share.  The conversion rate is subject to adjustment upon certain circumstances.  The Ford Common Stock received upon conversion (the "Converted Stock") may not be sold or otherwise transferred except under one of the following circumstances: (1) upon Ford providing notice that it is redeeming the Convertible Note, (2) within three months before the maturity date, or (3) in any calendar quarter, the closing market price of Ford Common Stock is greater than $11.04 for at least 20 trading days in the last 30 consecutive trading days of the preceding calendar quarter.

Security Holder and Registration Rights Agreement.

In conjunction with the issuance of the Convertible Note and in accordance with the Settlement Agreement, Ford has agreed to enter into a Security Holder and Registration Rights Agreement with Ford – UAW Holdings in the form attached to this Form 8-K as Exhibit 10.4.  The following description of the Security Holder and Registration Rights Agreement is qualified in its entirety by reference to the Security Holder and Registration Rights Agreement.

Under the Security Holder and Registration Rights Agreement, the holder of the Convertible Note or Converted Stock ("Registrable Securities") may (i) cause Ford to register the Registrable Securities for a public offering no more than once per year, (ii) participate in public offerings of securities by Ford and (iii) privately place the Registrable Securities, in each case subject to certain conditions and subject to volume limitations of 100 million shares per quarter and 200 million shares per year of Convertible Stock or a principal amount of the Convertible Note equivalent thereto, unless such restrictions are waived by Ford in accordance with the Settlement Agreement.  In addition, the holder of the Convertible Note may not sell (1) a block of Converted Stock that would be more than 2% of the outstanding shares of Ford Common Stock to a single buyer, or (2) any Converted Stock to a transferee if, after giving effect to the sale, the sale would result in the transferee owning more than 5% of the outstanding shares of Ford Common Stock that has the intention to, or reserves the right to, exert Control or influence over Ford.  The trustee of the New VEBA will vote Converted Stock held in the New VEBA in the same proportion as the votes cast by all other stockholders in a given election.  The holder of the Convertible Note or the Converted Stock may sell to a tender offeror only if the tender offer has been recommended by an independent committee of the Ford Board of Directors.

Second Lien Term Note

On April 9, 2008, Ford issued its 9.50% Guaranteed Secured Note Due January 1, 2018 in the principal amount of $3,000,000,000 to Ford – UAW Holdings (the "Second Lien Term Note") pursuant to the Settlement Agreement and a Note Purchase Agreement dated as of April 7, 2008 by and among Ford, Ford - UAW Holdings and the Subsidiary Guarantors named therein.  The form of the Second Lien Term Note and the Note Purchase Agreement are attached to this Form 8-K as Exhibit 10.5 and 10.6, respectively, and the following description of the Second Lien Term Note and/or Note Purchase Agreement is qualified in its entirety by reference to the Second Lien Term Note and the Note Purchase Agreement.

Ford – UAW Holdings will hold the Second Lien Term Note until it is transferred to the New VEBA in accordance with the terms of the Settlement Agreement.  Interest on the Second Lien Term Note is payable semiannually.  In accordance with the Settlement Agreement, Ford – UAW Holdings will transfer any interest it receives on the Second Lien Term Note to the TAA.  Fifty percent of the principal amount of the Second Lien Term Note is payable on each of January 1, 2017 and January 1, 2018.  The Second Lien Term Note is pre-payable by Ford at par value at any time without penalty.  The Second Lien Term Note will be transferable, in whole or in part, at any time after such note has been transferred to the New VEBA, subject to available exemption from the registration requirements under the federal securities laws.  No registration rights have been granted with respect to the Second Lien Term Note.  Ford has designated the Second Lien Term Note as Second Priority Additional Debt in accordance with and subject to the terms of the Credit Agreement dated as of December 15, 2006, among Ford, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Credit Agreement"), and the Loan Documents (as defined in the Credit Agreement).  Accordingly, payment of the principal of and interest and any premium on the Second Lien Term Note is (1) secured on a second lien basis with the Collateral pledged by Ford and its Subsidiary Guarantors to the Lenders under the Credit Agreement and Loan Documents, and (2) guaranteed by the Subsidiary Guarantors under the Credit Agreement.  Holders of the Second Lien Term Note are subject to, among other things, the intercreditor provisions of the Collateral Trust Agreement relating to the Credit Agreement.

Item 9.01  Financial Statements and Exhibits

EXHIBITS

Designation	Description	Method of Filing
10.1	Settlement Agreement	Filed with this Report
10.2	Form of Convertible Note	Included in Exhibit 10.3
10.3	Second Supplemental Indenture	Filed with this Report
10.4	Form of Security Holder and Registration Rights Agreement	Filed with this Report
10.5	Form of Second Lien Term Note	Included in Exhibit 10.6
10.6	Note Purchase Agreement	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: April 10, 2008	By:	/S/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary